ARTICLES OF AMENDMENT
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO STOCK FUNDS, INC.



      INVESCO Stock Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Prior to this amendment, the aggregate number of shares which the Company had the authority to issue was three billion five hundred million (3,500,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of thirty-five million dollars ($35,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Amendment and Statement of the Articles of Incorporation of the Company is hereby amended as follows:

                                  ARTICLE III

                                CAPITALIZATION

      Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is four billion (4,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of forty million dollars ($40,000,000). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates seven series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

              Fund Name & Class                        Allocated Shares
INVESCO Blue Chip Growth Fund-Investor Class        Seven hundred million shares
                                                    (700,000,000)
INVESCO Blue Chip Growth Fund-Class C               Four hundred million shares
                                                    (400,000,000)
INVESCO Dynamics Fund-Investor Class                Seven hundred million shares
                                                    (700,000,000)
INVESCO Dynamics Fund-Institutional Class           One hundred million shares
                                                    (100,000,000)
INVESCO Dynamics Fund-Class C                       Three hundred million shares
                                                    (300,000,000)
INVESCO Endeavor Fund-Investor Class                One hundred million shares
                                                    (100,000,000)
INVESCO Endeavor Fund-Class C                       One hundred million shares
                                                    (100,000,000)
INVESCO Growth & Income Fund-Investor Class         One hundred million shares
                                                    (100,000,000)
INVESCO Growth & Income Fund-Class C                One hundred million shares
                                                    (100,000,000)
INVESCO Small Company Growth Fund-Investor Class    Two hundred  million  shares
                                                    (200,000,000)
INVESCO Small  Company  Growth  Fund-Class C        Two hundred  million shares
                                                    (200,000,000)
INVESCO S&P 500 Index Fund-Investor Class           One hundred million shares
                                                    (100,000,000)
INVESCO  S&P 500 Index  Fund-Institutional Class    One hundred  million  shares
                                                    (100,000,000)
INVESCO Value Equity Fund-Investor Class            One hundred million shares
                                                    (100,000,000)
INVESCO Value Equity Fund-Class C                   One hundred million shares
                                                    (100,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.


      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company. The information required by Section 2-607, subsection (b) of the General Corporation Law of Maryland was not changed by these Articles of Amendment.


      THIRD: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with the requirements of Section 2-607 of the General Corporation Law of Maryland.

      The undersigned President of the Company, who is executing on behalf of the Company these Articles of Amendment, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 15th day of May, 2000.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.


                                       INVESCO STOCK FUNDS, INC.



                                       By: /s/Mark H. Williamson
                                           ---------------------
                                           Mark H. Williamson, President

[SEAL]


WITNESSED:



By: /s/ Alan I. Watson
    ------------------
    Alan I. Watson, Assistant Secretary

STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )



      I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 15th day of May, 2000.


                                  /s/ Ruth A. Christensen
                                  -----------------------
                                  Notary Public

      My commission expires March 16, 2002